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                                EMPLOYMENT AGREEMENT

     This Employment Agreement (the "Agreement") is entered into as of December 20, 1995 between ELDORADO BANK ("Employer") and WILLIAM J. LEWIS ("Employee").

                                  R E C I T A L S

     A. Employer desires to retain Employee in the full-time employ of Employer on the terms of this Agreement.

     B. Employee has advised Employer of Employee's willingness to remain in the full-time employ of Employer on the terms of this Agreement.

     NOW, THEREFORE, in consideration of the foregoing Recitals, and the terms, conditions and covenants contained herein, it is agreed as follows:

     1. EMPLOYMENT. Employer hereby employs Employee and Employee hereby accepts this employment and agrees to exercise and perform faithfully, exclusively and to the best of Employee's ability on behalf of Employer the powers and duties customarily exercised and performed by its Executive Vice President and Chief Credit Officer on the terms and conditions set forth herein. Employee acknowledges and agrees that Employee is hereby also making a moral commitment to honor this Agreement and to further the Employer's best interests during the full term of this Agreement.

     2.   EMPLOYEE'S SERVICES AND DUTIES.

          2.1  During the term hereof, Employee shall:

               (a) Observe and conform to the policies and directions promulgated by Employer's Board of Directors from time to time;

               (b) Assume and perform those duties customarily performed by the Chief Credit Officer of a bank, including general executive duties and other powers and duties pertaining by law, regulations or practice to the office of Chief Credit Officer, or otherwise imposed by the Bylaws of Employer; and

               (c) Serve as a full-time employee, and devote Employee's ability and attention to the business of Employer during the term of this Agreement, and neither directly nor indirectly render any services of a business, commercial or professional nature, whether as employee, partner, officer, director or shareholder, to any other person, firm, corporation or organization which in any manner competes with Employer, whether for compensation or otherwise, nor engage in any activity which is adverse to the Employers' business or welfare, without the prior written consent of Employer.

                    The precise services to be performed by Employee may be extended or curtailed, from time to time, at the discretion of the Board of Directors of

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     Employer, provided such services shall at all times be of the nature customarily performed by the Chief Credit Officer or an Executive Vice President of a bank.

          2.2 Nothing contained herein shall be construed to prevent Employee from investing Employee's assets in any form or manner, or supervising these investments, provided that such investment-related activities do not, in any manner nor for any significant amount of time, interfere with Employee's performance of services on behalf of Employer, and provided further the Employee shall not acquire any direct or indirect ownership interest in any bank or financial institution, other than Employer, where such ownership interest exceeds one percent (1%) of the total ownership interests in such financial institution. However, employee ownership restrictions in any bank or financial institution other than Employer shall only apply to banks or financial institutions that are located within the service areas of any of Employer's offices and are in direct competition with Employer.

     3. TERM. The term of Employee's employment by Employer pursuant to this Agreement shall be for a period commencing on the date of this Agreement and terminating as follows:

               (a) During the period November 1 through December 31 of each calendar year hereafter, commencing with calendar year 1996, either party may give written notice to the other party that this Agreement shall terminate on December 31 of the second calendar year following the calendar year in which such written notice is given; or

               (b)  As provided in Sections 7 or 8 below.

     4. COMPENSATION AND OTHER BENEFITS. As compensation, in full, for the services to be rendered by Employee hereunder, Employer shall pay, and the Employee shall accept, the following compensation:

               (a) Employer shall pay to Employee an annual base salary of $110,000 until March 1, 1996, at which time the annual base salary shall increase to $118,000, payable in equal semi-monthly installments, less usual withholding deductions, during the term hereof. Employer shall evaluate Employee's base salary each calendar year, but any increase to such base salary shall be at the sole discretion of Employer.

               (b) Employer shall provide Employee with an automobile allowance of $700 per month for the term of this Agreement.

               (c) As additional compensation, Employee shall be entitled to participate in the Eldorado Bank Executive Officer Bonus and Incentive Plan, the Eldorado Bank Ten-Year Long-Term Deferred Compensation Plan and the Eldorado Bank Two-Year Short-Term Deferred Compensation Plan as long as Employer maintains such Plans, which Plans may be altered from time to time or terminated by Employer at its sole discretion.

               (d) During the term of Employee's employment under this Agreement, Employee shall be entitled to receive all other benefits of employment made available to other employees of Employer, including participation in profit-sharing plans (specifically the Employee Stock Ownership Plan and 401(k) Plan), and life, health and accident insurance benefits


                                         2

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(including executive officers' insurance coverage) in the form, kind and amount made available under group insurance coverage to employees (or executive officers in the case of the executive officers' insurance) of Employer. Employee shall be entitled to term life insurance coverage in the amount of $400,000 for the term of this Agreement.

     5. EXPENSES. Employee is authorized to incur reasonable expenses for promoting the business of Employer as is customary for a Chief Credit Officer of similar employers. Employee shall provide Employer with adequate records of all expenses incurred by Employee under this Section.

     6. VACATIONS. Employee shall be entitled to vacation benefits of four (4) weeks for each calendar year of this Agreement.

     7.   TERMINATION PRIOR TO EXPIRATION OF TERM.

          7.1 TERMINATION BY EMPLOYER FOR CAUSE. Employer, by vote or written approval of the Board of Directors duly taken in accordance with the law and Employer's Bylaws, may terminate this Agreement immediately, at which time all obligations and liability of Employer under this Agreement shall cease (except as to benefits then accrued), upon determination in good faith that Employee:
(i) has been adjudged guilty of a felony or a misdemeanor involving moral turpitude by a court of competent jurisdiction; (ii) has committed any act which would cause termination of coverage under the Employer's Bankers' Blanket Bond as to Employee (as distinguished from termination of coverage as to the Employer as a whole); (iii) was involved in criminal misfeasance or willful misconduct in the performance of Employee's duties; or (iv) breached this Agreement or Employer's Code of Conduct.

          7.2 TERMINATION BY EMPLOYER WITHOUT CAUSE. Employer, by vote or written approval of the Board of Directors duly taken in accordance with the law and Employer's Bylaws, may terminate this Agreement and rights hereunder, without cause or any reason whatsoever, upon a lump sum cash payment to Employee in an amount equal to (i) six (6) months of Employee's then base salary being paid pursuant to Section 4(a) above if such termination occurs prior to a "Change in Control" (as defined in Section 7.6 below), and (ii) 12 months of Employee's then base salary being paid pursuant to Section 4(a) above if such termination occurs after a "Change in Control". Upon such payment, all obligations and liability of Employer under this Agreement shall cease, except as to Employee's accrued benefits to the date of termination.

          7.3 ACQUISITION OR DISSOLUTION OF EMPLOYER. This Agreement shall not be terminated by the voluntary or involuntary dissolution of Employer or by any merger or consolidation where Employer is not the surviving or resulting corporation, or upon any transfer of all or substantially all of the assets of Employer. In the event of any such dissolution, merger, consolidation or transfer of assets, the provisions of this Agreement shall be binding upon and inure to the benefit of the surviving or resulting corporation or the corporation to which such assets shall be transferred.

          Notwithstanding the foregoing, in the event proceedings for liquidation of Employer are commenced by regulatory authorities, this Agreement and all rights and benefits hereunder shall terminate. However, Employee will have the sole option to demand and receive


                                         3

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the lesser of (i) six (6) months salary based upon the salary being paid to
Employee at the time of such termination, or (ii) the balance payable under this Agreement.

          7.4 DISABILITY OF EMPLOYEE. If Employee becomes disabled during the term of this Agreement and such disability continues for a period of six (6) months out of any six (6) month period, Employer may, at its option, after the expiration of such six month period, terminate this Agreement by giving written notice to Employee. While Employee is disabled, Employer shall pay to Employee the monthly salary installments as provided in Section 4(a), but such installments shall be reduced by all amounts paid to Employee on account of disability insurance, worker's compensation or social security payments made to Employee arising out of Employee's disability other than medical, hospital or similar health insurance; provided, however, that such payments by Employer shall cease upon the earlier of (a) the expiration of the term of this Agreement, (b) the earlier termination of this Agreement pursuant to its provisions, or (c) the continuation of Employee's disability for a period of six
(6) months. For the purpose of this Agreement, the term "disabled" shall be defined as Employee's inability, through physical or mental illness or other cause, to perform normal and customary duties which Employee is required to perform under this Agreement. In determining whether Employee is disabled, Employer may rely upon the written statement provided by a licensed physician acceptable to Employer. Employee shall allow examination from time to time by any licensed physician selected by Employer and agreed to by Employee. All such examinations will be conducted within a reasonable time period.

          7.5 RESIGNATION BY EMPLOYEE TO TAKE A POSITION ELSEWHERE. Upon the receipt by Employer of a written resignation of Employee, this Agreement and the rights hereunder shall terminate and the obligations and liability of Employer under this Agreement shall cease except as to Employee's benefits accrued to the date of resignation. Employee agrees to provide Employer at least thirty (30) days' prior written notification of such resignation, which period can be shortened at the sole right of Employer.

          7.6 CHANGE IN CONTROL: TERMINATION BY EMPLOYEE FOR GOOD REASON. In the event of a "Change in Control" (as defined below), Employee may, at any time thereafter during the term of this Agreement, terminate Employee's employment with Employer for "Good Reason" (as defined below), in which event Employee shall be paid on the date on which the Waiver and Release Agreement referred to below becomes effective, pursuant to paragraph 3(c) thereof, a cash lump sum equal to the monthly amount being paid to Employee pursuant to Section 4(a) above at the time of such termination, multiplied by twelve. For purposes hereof:

          (a)  "Change in Control" shall mean:

               (i) Any transaction or series of related transactions as a result of which Eldorado Bancorp does not immediately thereafter own at least fifty percent of the combined voting power of the outstanding securities of Employer;

               (ii) A sale of all or substantially all of the assets of Employer to an entity of which less than fifty percent of the combined voting power of the outstanding securities owned by Eldorado Bancorp;

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               (iii) Any consolidation or merger of Eldorado Bancorp, as a result of which consolidation or merger the shareholders of Eldorado Bancorp immediately prior thereto own less than fifty percent of the combined voting power of the outstanding securities of the surviving or resulting entity immediately thereafter; or

               (iv) A sale by shareholders of fifty percent or more of the combined voting power of the outstanding securities of Eldorado Bancorp pursuant to a tender offer or a series of related tender offers; and

          (b)  "Good Reason" shall mean:

               (i) Employee being delegated or assigned duties by the Board of Directors of Employer or the Chief Executive Officer by a communication in writing which are wholly and clearly inconsistent with the position and status of Executive Vice President;

               (ii) Employee having had removed by the Board of Directors of Employer or the Chief Executive Officer by a communication in writing the authority or responsibility necessary to carry out the duties of Executive Vice President;

                (iii) Employee having a substantial alteration in the nature, status or prestige of Employee's responsibilities due to the action of the Board of Directors of Employer or the Chief Executive Officer, which is verifiable by tangible evidence; or

                (iv) Employee being relocated to an office more than twenty-five
          (25) miles from Employer's executive offices.

          Notice of any termination pursuant to this Section 7.6 shall be given in writing by Employee to Employer within ninety (90) days of the occurrence of the "Good Reason" upon which the termination is based, and such termination shall be effective upon the delivery thereof. If Employee elects to terminate this Agreement pursuant to this Section 7.6, and Employer tenders payment as provided in this Section 7.6, Employer shall have no further obligation to Employee by reason of Employee's employment (including this Agreement) or the termination thereof, other than those obligations which had accrued pursuant to Sections 4, 5 and 6 above as of the date of such termination in accordance with the terms thereof, and Employee agrees that receipt of such payment shall constitute a full and final release thereof and that, as a condition to such payment, Employee will execute and deliver to Employer a Waiver and Release Agreement, dated the date of termination, in the form attached hereto as Exhibit
A. Notwithstanding anything in this Agreement to the contrary, if any portion of the payment pursuant to this Section 7.6, combined with any other payments or benefits, is either nondeductible or subject to an excise tax under Internal Revenue Code Sections 280G or 4999, respectively, the payment shall be reduced to the extent necessary to make such sections inapplicable.

                                         5

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     7.7  MISCELLANEOUS PROVISIONS REGARDING TERMINATION.

          (a) If this Agreement is terminated before the end of its term in accordance with this Agreement, Employee shall be entitled to the compensation earned by Employee up to the date of termination, and Employer and Employee shall have no further obligation to each other. All other benefits specifically provided for in this Agreement to which Employee is entitled shall cease as of the date of termination, except for obligations which have accrued as of such date.

          (b) The Sections in this Agreement providing for Employer's right to terminate this Agreement shall be interpreted wholly independent from and without reference to one another, and shall not be construed to impair or in any manner limit Employer's right to otherwise terminate this Agreement for valid cause pursuant to the laws of the State of California.

          (c) Any written notice to be given to Employee by Employer may be given either by personal delivery to Employee, or by mail, registered or certified, postage prepaid with return receipt requested, addressed to Employee at Employee's then current residence. All notices so mailed shall be deemed delivered on the third business day after being placed in the mail.

          (d) Employee may exercise Employee's rights to exercise any stock options vested prior to termination or resignation, if any, and as provided in a Stock Option Plan and Stock Option Agreement to which Employee is a party.

     8. DEATH DURING EMPLOYMENT. If Employee dies during the term of this employment, Employer shall pay to the estate of Employee the compensation and other rights hereunder which would otherwise be payable to Employee up to the end of the following month in which death occurs, and Employer shall have no further obligations or liability under this Agreement (except as to benefits then accrued).

     9. CONFIDENTIAL INFORMATION. Employee covenants and agrees that Employee shall not use or disclose to others any information of Employer which is either confidential or proprietary to Employer. Employee's obligations hereunder shall survive the termination of this Agreement. For purposes hereof, information shall no longer be confidential when it is generally known to the public.

    10. ASSIGNMENT. This Agreement shall be binding upon and inure to the benefit of Employer, its successors and assigns. Employee may not assign all or any part of Employee's interest under this Agreement without the prior written consent of Employer.

    11. RECEIPT OF AGREEMENT. The parties hereto acknowledge that they have each read this Agreement in its entirety and each hereby acknowledges receipt of a fully executed copy thereof. A fully executed copy shall be an original for all purposes and is a duplicate original.

    12. CALIFORNIA LAW. This Agreement is to be governed by and construed under the laws of the State of California, except to the extent that any federal law regulating banks may apply.

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    13.   CAPTIONS AND SECTION HEADINGS. Captions and Section headings used herein are for convenience only and are not a part of this Agreement and shall not be used in construing it.

    14. INVALID PROVISIONS. Should any part of this Agreement for any reason be declared invalid, the validity and binding effect of any remaining portion shall not be affected, and the remaining portion of this Agreement shall remain in force and effect as if this Agreement had been executed with the invalid provisions eliminated.

    15. ENTIRE AGREEMENT. This Agreement contains the entire Agreement between the parties with respect to the employment of Employee by Employer and supersedes all prior and contemporaneous agreements, representations and understandings of the parties. No modification, amendment or waiver of any of the provisions of this Agreement shall be effective unless in writing specifically referring hereto and signed by both parties.

    16. WAIVER OF BREACH. The failure to enforce at any time any of the provisions of this Agreement, or to require at any time performance by the other party of any of the provisions hereof, shall in no way be construed to be a waiver of such provisions or to affect either the validity of this Agreement or any part hereof or the right of either party thereafter to enforce each and every provision in accordance with the terms of this Agreement.

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement effective on the day and year hereinabove set forth.


                                   /s/ William J. Lewis
                                   ---------------------------------------
                                   WILLIAM J. LEWIS

                                   ELDORADO BANK

                                   By: /s/ Raymond E. Dellerba
                                      -------------------------------------
                                   Its: President & COO
                                        -----------------------------------

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
                                     EXHIBIT A

                            WAIVER AND RELEASE AGREEMENT

     This Waiver and Release Agreement (the "Waiver Agreement") is entered into by and among William J. Lewis ("Employee"), Eldorado Bank ("Bank"), and Eldorado Bancorp, a California corporation ("Bancorp"), their officers, directors, employees, agents, affiliates and subsidiaries (collectively, the "Company"). Terms not otherwise defined herein shall have the meanings ascribed to such terms in the Agreement (as hereafter defined).

                                      RECITALS

     A. Employee and Bank have entered into an Employment Agreement effective December 20, 1995 (the "Agreement").

     B. A condition precedent to certain of Bank's obligations under the Agreement is the execution of this Waiver Agreement.

     NOW, THEREFORE, in consideration of the foregoing premises and the mutual covenants herein contained, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties, intending to be legally bound, agree and covenant as follows:

     17.  RELEASE.

          17.1 In consideration for the execution of the Agreement, and the agreements set forth therein, Employee agrees unconditionally and forever to release and discharge the Company and its affiliated business entities, their respective officers, directors, employees, representatives, attorneys, agents and assigns from any and all claims, actions, causes of action, demands, rights or damages of any kind or nature which Employee may now have, or ever have, whether known or unknown, including any claims, causes of action or demands of any nature arising out of or in any way relating to Employee's employment with, or separation from, the Company on or before the date of execution of this Waiver Agreement.

          17.2 This release specifically includes, but is not limited to, any claims for discrimination and/or violation of any statutes, rules, regulations or ordinances, whether federal, state or local, including, but not limited to, Title VII of the Civil Rights Act of 1964, as amended, age claims under the Age Discrimination in Employment Act of 1967, as amended by the Older Workers Benefits Protection Act of 1990, Section 1981 of Title 42 of the United States Code, and the California Fair Employment and Housing Act.

          17.3 Employee further agrees knowingly to waive the provisions and protections of Section 1542 of the California Civil Code, which reads:


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          A general release does not extend to claims which the creditor does not know or suspect to exist in his favor at the time of executing the release, which, if known by him, must have materially affected his settlement with the debtor.

     18.  REPRESENTATIONS OF EMPLOYEE.

          18.1 Employee represents and agrees that, prior to the execution of this Waiver Agreement, Employee has had the opportunity to discuss the terms of this Waiver Agreement with legal counsel of Employee's choosing.

          18.2 Employee affirms that no promise or inducement was made to cause Employee to enter into this Waiver Agreement other than the execution of the Agreement and the inducements provided therein. Employee further confirms that Employee has not relied upon any other statement or representation by anyone other than what is in this Waiver Agreement as a basis for Employee's agreement.

     19.  MISCELLANEOUS.

          19.1 Except for the Agreement, this Waiver Agreement sets forth the entire agreement between Employee and the Company, and shall be binding upon both party's heirs, representatives and successors. This Waiver Agreement shall be construed under the laws of the State of California, both procedurally and substantively. Any and all disputes or claims arising out of, or in any way related to, Employee's employment with, or separation from, the Company, as well as any and all disputes or claims arising out of, or in any way related to, this Waiver Agreement, including, without limitation, fraud in the inducement of this Waiver Agreement, or relating to the general validity or enforceability of this Waiver Agreement, shall be submitted to final and binding arbitration before an arbitrator of the American Arbitration Association in Orange County, in accordance with the rules of that body, and the prevailing party shall be entitled to reasonable costs and attorneys' fees. Judgment on the award rendered by the arbitrator may be entered in any court having jurisdiction thereof. If any portion of this Waiver Agreement is found to be illegal or unenforceable, such action shall not affect the validity or enforceability of the remaining paragraphs or subparagraphs of this Waiver Agreement.

          19.2 Employee acknowledges that Employee has been advised that Employee has twenty-one (21) days to consider this settlement, and that Employee was informed that Employee has the right to consult with counsel regarding this Waiver Agreement. To the extent Employee has taken less than twenty-one (21) days to consider this Waiver Agreement, Employee acknowledges that Employee has had sufficient time to consider the Waiver Agreement and to consult with counsel, and that Employee does not desire additional time.

          19.3 This Waiver Agreement is revocable by Employee for a period of seven (7) days following Employee's execution of this Waiver Agreement. The revocation by Employee of this Waiver Agreement must be in writing, must specifically revoke this Waiver Agreement and must be received by the Company prior to the eighth (8th) day following the execution of this Waiver Agreement by Employee. This Waiver Agreement becomes effective, enforceable and irrevocable on the eighth (8th) day following Employee's execution of the Waiver Agreement.

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     The undersigned agree to the terms of this Waiver Agreement and voluntarily enter into it with the intent to be bound thereby.

Dated: _____________________, 199_                ______________________________
                                                  WILLIAM J. LEWIS

Dated: _____________________, 199_                ELDORADO BANK

                                                  By:___________________________
                                                  Name:_________________________
                                                  Title:________________________

                                                  ELDORADO BANCORP

                                                  By:___________________________
                                                  Name:_________________________
                                                  Title:________________________


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